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                                                                     Exhibit 5.1

                         [LETTERHEAD OF GEORGE W. HEARN]

October 26, 2000

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

          I am the Corporate Vice President and Corporate Counsel of FedEx Corporation, a Delaware corporation (the "Company"), and have participated in the preparation of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of shares of the Company's common stock, par value $0.10 per share (the "Shares"), that may be issued from time to time under the Company's 1983 Stock Incentive Plan and 1984 Stock Incentive Plan (the "Plans").

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for the purpose of rendering this opinion.

          Based upon the foregoing, I am of the opinion that the Shares which are being registered pursuant to the Registration Statement have been duly authorized by the Company, and when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

          I am a member of the Bar of the State of Tennessee and the foregoing opinion is limited to the laws of the State of Tennessee, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under "Item 5. Interests of Named Experts and Counsel" of the Registration Statement.


                              Very truly yours,

                              /s/ George W. Hearn
                              ----------------------------------------------
                              George W. Hearn
                              Corporate Vice President and Corporate Counsel